Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Novelos Therapeutics, Inc.

We consent to the incorporation by reference of our report dated April 11, 2011 relating to the financial statements of Novelos Therapeutics, Inc. as of December 31, 2010 and 2009 and for the years then ended, which report appears in the Company’s Annual Report on Form 10-K, in the Registration Statement No. 333-164398 on Form S-8 of Novelos Therapeutics, Inc.

/s/ Stowe & Degon LLC

Westborough, Massachusetts
April 14, 2011